UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPUTER SCIENCES CORPORATION
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2016

SUPPLEMENT TO PROXY STATEMENT

JULY 28, 2016
________________________________

The information provided in this filing is intended to supplement (this “Supplement”) the Proxy Statement (the “Proxy Statement”) of Computer Sciences Corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2016, related to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:30 a.m. Eastern Time on August 10, 2016, via live webcast at www.virtualshareholdermeeting.com/CSC.
In its June 24, 2016, Proxy Statement for the 2016 Annual Meeting of Stockholders of Computer Sciences Corporation, the Company disclosed that Mr. J. Michael Lawrie serves as an ex-officio member of the Audit, Compensation and Nominating/Corporate Governance committees.
Effective immediately, the Board has determined that Mr. Lawrie will not serve as an “ex-officio” member of the Company’s Audit, Compensation or Nominating/Corporate Governance Committees. Therefore, Mr. J. Michael Lawrie, the Company’s Chief Executive Officer and Chairman of the Board, will no longer attend committee meetings in an “ex-officio” capacity. Mr. Lawrie continues to serve as the Chairman and a non-independent member of the Company’s Board of Directors.

THIS INFORMATION UPDATES INFORMATION THAT IS INCLUDED IN THE PROXY STATEMENT. WE URGE YOU TO READ THIS INFORMATION AND THE PROXY STATEMENT CAREFULLY.